    As filed with the Securities and Exchange Commission on January 4, 1999

                                                Registration No. 333 - _______
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      FIRST TENNESSEE NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

        TENNESSEE                                        62-0803242
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-4444
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                      FIRST TENNESSEE NATIONAL CORPORATION
                         1997 EMPLOYEE STOCK OPTION PLAN
                              (Full title of plan)

                              HARRY A. JOHNSON, III
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                            MEMPHIS, TENNESSEE 38103
                                 (901) 523-5624
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  With Copy to:

                             CLYDE A. BILLINGS, JR.
                            VICE PRESIDENT & COUNSEL
                      FIRST TENNESSEE NATIONAL CORPORATION
                               165 MADISON AVENUE
                                MEMPHIS, TN 38103
                                 (901) 523-5679

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
Title of Securities to      Amount to be         Proposed Maximum          Proposed Maximum        Amount of
be Registered               Registered           Offering Price per        Aggregate Offering      Registration Fee (1)
                                                 Share(1)                  Price(1)
-----------------------------------------------------------------------------------------------------------------------
 Common Stock and            6,000,000                $36.34                  $218,040,000              $60,615
 Associated Rights
=======================================================================================================================

(1) Calculated pursuant to Rule 457(h)(1), based on the average of the high and low prices reported on the Nasdaq Stock Market for Registrant's stock on December 29, 1998.

         On November 15, 1996, Registrant filed a registration statement on Form S-8 (File No. 333-16225), registering 4,200,000 shares (adjusted for stock splits) of its common stock, with a current par value of $0.625 per share, for sale under Registrant's 1997 Employee Stock Option Plan. The Plan was amended, effective January 1, 1998 to increase by 2,000,000 shares (adjusted for stock splits) the shares authorized for issuance under the Plan and was amended again, effective January 1, 1999, to increase by 4,000,000 shares the shares authorized for issuance under the Plan to an aggregate total of 10,200,000 shares. Registrant is filing this registration statement to register the 6,000,000 additional shares of Registrant's common stock for sale under Registrant's 1997 Employee Stock Option Plan, as amended (the "Plan").

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

         As permitted by Instruction E to Form S-8, the contents of Registrant's registration statement on Form S-8 (File No. 333-16225), which was filed November 15, 1996, covering shares for sale under the Plan, as updated below, are incorporated herein by reference. In addition to the foregoing, the following information is also included in this registration statement:

Item 5.           Interests of Named Experts and Counsel

         The validity of original issue shares of $0.625 par value Common Stock of First Tennessee National Corporation ("FTNC" or "the Registrant") to be issued pursuant to the Plan has been passed upon by Clyde A. Billings, Jr., Vice President and Counsel of FTNC. Mr. Billings beneficially owns shares of FTNC common stock and holds options to purchase such shares in an amount deemed substantial by securities regulations. On December 1, 1998, the number of shares, including options, beneficially owned by Mr. Billings was approximately 48,600 shares.

Item 6.           Indemnification of Directors and Officers

         Tennessee Code Annotated Sections 48-18-501 through 48-18-509 authorize a corporation to provide for the indemnification of officers, directors, employees and agents in terms sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. FTNC has adopted the provisions of the Tennessee statute pursuant to Article Six of its Bylaws. Also FTNC has a "Directors' and Officers' Liability Insurance Policy" which provides coverage sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

         Tennessee Code Annotated, Section 48-12-102, permits the inclusion in the charter of a Tennessee corporation of a provision, with certain exceptions, eliminating the personal monetary liability of directors to the corporation or its shareholders for breach of the duty of care. FTNC has adopted the provisions of the statute as Article 13 of its charter.

         The shareholders of FTNC have approved an amendment to Article Six of the Bylaws pursuant to which FTNC is required to indemnify each director and any officers designated by the Board of Directors, and advance expenses, to the maximum extent not prohibited by law. In accordance with the foregoing, the Board of Directors is authorized to enter into individual indemnity agreements with the directors and such officers. Such indemnity agreements have been approved for all of the directors and certain officers.

Item 8.           Exhibits

         4(a) Restated Charter of FTNC, as amended, attached as Exhibit 3(i) to FTNC's Annual Report on Form 10-K for the year ended
                  December 31, 1997 and incorporated herein by reference.

         4(b)     Bylaws of FTNC, as amended and restated, attached as Exhibit
                  3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

         4(c) Amended and Restated Shareholder Protection Rights Agreement, dated as of September 7, 1989, as amended as of 1-21-97, between FTNC and First Tennessee Bank National Association as
                  Rights Agent, attached as Exhibit 1 to FTNC's registration statement on Form 8-A/A, filed 1-21-97, and incorporated herein by reference.

         4(d)     Shareholder Protection Rights Agreement, dated as of October
                  20, 1998, between FTNC and First Tennessee Bank National
                  Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement of Form 8-A, filed 10-23-98 and incorporated herein by reference.

         5        Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)    Consent of Arthur Andersen LLP.

         23(b)    Consent of Clyde A. Billings, Jr. (included in Exhibit 5 above).

         24       Powers of Attorney.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis and State of Tennessee, on January 4, 1999.


                        FIRST TENNESSEE NATIONAL CORPORATION

                        By:  Elbert L. Thomas, Jr.
                            ----------------------------------------------------
                            Elbert L. Thomas, Jr.
                            Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                   Title                               Date
---------                                   -----                               ----
Ralph Horn*                        Chairman of the Board, President             January 4, 1999
-----------------------------      and Chief Executive Officer
Ralph Horn                         (principal executive officer)
                                   and a Director

Elbert L. Thomas, Jr.*             Executive Vice President                     January 4, 1999
-----------------------------      and Chief Financial Officer
Elbert L. Thomas, Jr.              (principal financial officer)


James F. Keen*                     Senior Vice President                        January 4, 1999
-----------------------------      and Controller (principal
James F. Keen                      accounting officer)


Robert C. Blattberg*                        Director                            January 4, 1999
-----------------------------
Robert C. Blattberg

                                            Director                            January _, 1999
-----------------------------
Carlos H. Cantu

George E. Cates*                            Director                            January 4, 1999
-----------------------------
George E. Cates

J. Kenneth Glass*                           Director                            January 4, 1999
-----------------------------
J. Kenneth Glass

James A. Haslam, III*                       Director                            January 4, 1999
-----------------------------
James A. Haslam, III

John C. Kelley, Jr.*                        Director                            January 4, 1999
-----------------------------
John C. Kelley, Jr.

R. Brad Martin*                             Director                            January 4, 1999
-----------------------------
R. Brad Martin

Joseph Orgill, III*                         Director                            January 4, 1999
-----------------------------
Joseph Orgill, III

Vicki G. Roman*                             Director                            January 4, 1999
-----------------------------
Vicki G. Roman

Michael D. Rose*                            Director                            January 4, 1999
-----------------------------
Michael D. Rose

William B. Sansom*                          Director                            January 4, 1999
-----------------------------
William B. Sansom




By:  Clyde A. Billings, Jr.                                                     January 4, 1999
    --------------------------
    Clyde A. Billings, Jr.
    *As Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit Table No.
-----------------
         4(a)     Restated Charter of FTNC, as amended attached as Exhibit 3(i)
                  to FTNC's Annual Report on Form 10-K for the year ended
                  December 31, 1997 and incorporated herein by reference.

         4(b)     Bylaws of FTNC, as amended and restated, attached as Exhibit
                  3(b) to FTNC's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference.

         4(c) Amended and Restated Shareholder Protection Rights Agreement, dated as of September 7, 1989, as amended as of 1-21-97, between FTNC and First Tennessee Bank National Association as
                  Rights Agent, attached as Exhibit 1 to FTNC's Registration
                  Statement on Form 8-A/A, filed 1-21-97, and incorporated herein by reference.

         4(d)     Shareholder Protection Rights Agreement, dated as of October
                  20, 1998, between FTNC and First Tennessee Bank National
                  Association as Rights Agent, attached as Exhibit 1 to FTNC's registration statement on Form 8-A, filed 10-23-98 and incorporated herein by reference.

         5        Opinion of Clyde A. Billings, Jr. as to legality.

         23(a)    Consent of Arthur Andersen LLP.

         23(b) Consent of Clyde A. Billings, Jr. (included in opinion filed as Exhibit 5).

         24       Powers of Attorney.